                                                             Page 13 of 13 Pages

                                                                   Exhibit 3

                            Joint Filing Agreement

          The undersigned agree that the foregoing Amendment No. 3 to Schedule 13D, dated July 11, 1994, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(f).

Dated:  July 11, 1994

                                       /s/ Thomas W. Smith
                                   ------------------------------
                                       Thomas W. Smith

                                       /s/ Edward J. McAree
                                   ------------------------------
                                       Edward J. McAree

                                       /s/ Thomas N. Tryforos
                                   ------------------------------
                                       Thomas N. Tryforos